Exhibit 10.36
AMENDMENT NO. 1 TO AMENDED AND RESTATED TAX RECEIVABLE AGREEMENT
THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED TAX RECEIVABLE AGREEMENT (this “Amendment”), dated as of February 21, 2024 (the “Effective Date”), is hereby entered into by and among Blue Owl Capital, Inc., a Delaware corporation (“PubCo”), Blue Owl Capital GP LLC, a Delaware limited liability company (and any successor general partner of Manager OP and Carry OP designated in accordance with the Applicable Partnership Agreements, the “Corporation”), Blue Owl Capital Holdings LP, a Delaware limited partnership (“Manager OP”), Blue Owl Capital Carry LP, a Delaware limited partnership (“Carry OP”), and each of the Partners (collectively, the “Parties” and each, a “Party”). Capitalized terms used but not otherwise defined in this Amendment shall have respective meanings ascribed to such terms in the Tax Receivable Agreement (as defined below).
RECITALS
WHEREAS, the Parties previously entered into the Amended and Restated Tax Receivable Agreement, dated as of October 22, 2021 (as amended, the “Tax Receivable Agreement”);
WHEREAS, the London Interbank Offered Rate (“LIBOR”) is no longer a widely recognized benchmark rate for newly originated loans in the U.S. loan market in U.S. dollars and it has been proposed that the Secured Overnight Financing Rate (“SOFR”) be established as the replacement interest rate (the “Replacement Rate”) in the Tax Receivable Agreement;
WHEREAS, the Parties have considered the prevailing conventions in the U.S. loan market for similar loans in U.S. dollars for SOFR, including any mathematical and other adjustments and calculations for such adjustments, and Parties desire to use SOFR as the Replacement Rate in the Tax Receivable Agreement
NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth herein and in the Tax Receivable Agreement, the parties hereto hereby agree as follows:

Section 1.     Amendments to Certain Sections of Tax Receivable Agreement.

(a)The Tax Receivable Agreement is hereby amended by deleting all references to “LIBOR” in the Tax Receivable Agreement in their entirety.

(b)Article I of the Tax Receivable Agreement shall be amended by adding the following bold and underlined text to the definition of “Agreed Rate”:
“Agreed Rate” means SOFR plus 100 basis points during any period for which such rate is published in accordance with the definition thereof.
(c)Article I of the Tax Receivable Agreement shall be amended by deleting the definition of “LIBOR” in its entirety and replacing it with the following in proper alphabetical order:
“SOFR” means a rate per annum equal to (a) the forward-looking secured overnight financing rate for a borrowing of one month as published by the SOFR Administrator on the SOFR Administrator’s Website on the day immediately following the applicable measurement date plus (b) 0.10%. Such measurement date shall be: (i) the due date (without extensions) for filing the PubCo’s Tax Return with respect to Taxes for such Taxable Year for purposes of calculating the Agreed Rate and (ii) the due date in respect of any Exchange Payment not made for purposes of calculating the Default Rate, provided, that at no time shall SOFR be less than 0%. If the Corporation and each Partner Representative have mutually made the determination that SOFR is no longer a widely recognized benchmark rate for newly originated loans in the U.S. loan market in U.S. dollars, then the Corporation and each Partner Representative shall establish a replacement interest rate (the “Replacement Rate”), after giving due consideration to any evolving or then prevailing conventions in the U.S. loan market for loans in U.S. dollars for such alternative benchmark, and including any mathematical or other adjustments to such benchmark, including spread adjustments, giving due consideration to any evolving or then prevailing convention for similar loans in the U.S. loan market in U.S. dollars for such benchmark, which adjustment, method for calculating such adjustment and benchmark shall be published on an information service as mutually selected from time to time by the Corporation and each Partner Representative. The Replacement Rate shall, subject to the next two sentences, replace SOFR for all purposes under this Agreement. In connection with the establishment and application of the Replacement Rate, this Agreement shall be amended, with the consent of the Corporation and each Partner Representative (which consent shall not be unreasonably withheld or delayed), as necessary or appropriate, in the reasonable judgment of the Corporation and each Partner Representative, to replace the definition of SOFR and otherwise to effect the provisions of this definition. The Replacement Rate shall be applied in a manner consistent with market practice, as mutually determined by the Corporation and each Partner Representative.
(d)Article I of the Tax Receivable Agreement shall be amended to add the following new definitions in their respective placement in alphabetical order:

“NYFRB” means Federal Reserve Bank of New York.
“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the website of the NYFRB, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
Section 2.    Effective Date. This Amendment shall be effective as of the Effective Date.

Section 3.     Miscellaneous. The provisions of the Tax Receivable Agreement shall remain in full force and effect except as expressly amended and modified as set forth in this Amendment. This Amendment may be executed in counterparts (including by means of facsimile or scanned or emailed signature pages), any one of which need not contain the signatures of more than one party hereto, but all such counterparts taken together shall constitute one and the same agreement. This Amendment and the rights and obligations of the parties hereunder shall be governed by and interpreted, construed and enforced in accordance with the laws of the State of Delaware without regard to any choice of law principles.

[Signature Pages Follow]

IN WITNESS WHEREOF, PubCo, the Corporation, the Applicable Partnerships, and the parties with a signature page attached hereto have duly executed this Agreement as of the date written above.
BLUE OWL CAPITAL INC.
By:     /s/ Alan Kirshenbaum
Name: Alan Kirshenbaum
Title: Chief Financial Officer
BLUE OWL CAPITAL GP LLC
By:     /s/ Alan Kirshenbaum
Name: Alan Kirshenbaum
Title: Chief Financial Officer
BLUE OWL CAPITAL HOLDINGS LP
By:     /s/ Alan Kirshenbaum
Name: Alan Kirshenbaum
Title: Chief Financial Officer
BLUE OWL CAPITAL CARRY LP
By:     /s/ Alan Kirshenbaum
Name: Alan Kirshenbaum
Title: Chief Financial Officer

Signature Page to Amendment No. 1 to Amended and Restated Tax Receivable Agreement

OWL ROCK CAPITAL FEEDER LLC
By: Owl Rock Capital Partners LP,
its Managing Member
By: Owl Rock Capital Partners (GP) LLC,
its General Partner
By:     /s/ Alan Kirshenbaum
Name: Alan Kirshenbaum
Title: Chief Financial Officer

Signature Page to Amendment No. 1 to Amended and Restated Tax Receivable Agreement

DYAL CAPITAL SLP LP
By: Dyal Management GP LLC, its general partner
By:     /s/ Michael Rees
Name: Michael Rees
Title: Authorized Signatory

Signature Page to Amendment No. 1 to Amended and Restated Tax Receivable Agreement

NBSH BLUE INVESTMENTS, LLC

By:	/s/ William A. Arnold
Name:	William A. Arnold
Title:	Authorized Signatory

NBSH BLUE INVESTMENTS II, LLC

By:	/s/ William A. Arnold
Name:	William A. Arnold
Title:	Authorized Signatory

Signature Page to Amendment No. 1 to Amended and Restated Tax Receivable Agreement